Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Advanced Series Trust:

We consent to the use of our reports dated February 26, 2016, with respect to each of the Portfolios comprising the Advanced Series Trust as of December 31, 2015, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Other Service Providers” and “Financial Statements” in the statements of additional information.

New York, New York

April 15, 2016